SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   F O R M 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                           ---------------------------

                                 Date of Report
                                January 29, 1999

                                   FVNB CORP.
             (Exact name of registrant as specified in its charter)

                        Commission file number: 333-47939


                Texas                                   74-2871063
   (State or other jurisdiction of                   (I.R.S. Employer
    incorporation or organization)                  Identification No.)


                               101 S. Main Street
                              Victoria, Texas 77901
                    (Address of principal executive offices)

                                 (512) 573-6321
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

ITEM 5.       OTHER EVENTS


The news release of FVNB Corp. dated January 29, 1999, attached and filed herewith as Exhibit 99, is incorporated by reference. The release announced the completion of the acquisition and merger into FVNB Corp. of CBOT Financial Corporation, the parent company of Citizens Bank of Texas, N.A. and CBOT Mortgage Company. Citizens Bank of Texas will continue to operate as an independent subsidiary of FVNB Corp. with its Board of Directors, officers and staff being retained. Existing banking facilities in New Waverly, Huntsville and The Woodlands will keep the name Citizens Bank of Texas, N.A. At December 31, 1998 Citizens Bank of Texas N.A. had approximately $80 million in total assets.


ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

           c. Exhibits

              The following exhibit is filed as part of this report:

              (99)  News release of FVNB Corp. dated January 29, 1999.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            FVNB CORP.
                                            (Registrant)


                                             By: /s/ DAVID M. GADDIS
                                                     David M. Gaddis, President


Date:  January 29, 1999

                                INDEX TO EXHIBIT


Exhibit No.       Description                   Page

    99            News release of FVNB Corp.     5
                  dated January 29, 1999.